UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive

Suite 300

Stoughton, MA 02072

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02  Results of Operations and Financial Condition.

On May 6, 2021, Collegium Pharmaceutical, Inc. (the “Company”) issued a press release announcing its financial results for the quarterly period ended March 31, 2021 and disclosing the CFO transition described in Item 5.02 below. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 of this Current Report on Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 6, 2021, Paul Brannelly resigned from his positions as Executive Vice President and Chief Financial Officer of the Company, effective May 24, 2021.

(c) On May 6, 2021, the Company announced that Colleen Tupper is joining the Company on May 24, 2021. As part of an orderly transition, Ms. Tupper will succeed Mr. Brannelly as the Company’s Executive Vice President and Chief Financial Officer, effective May 24, 2021.

Prior to joining the Company, and since June 2015, Ms. Tupper, 45, has held roles of increasing responsibility at Takeda Pharmaceuticals USA Inc. (and, prior to the consummation of its merger into Takeda, Shire Pharmaceuticals), where she most recently served as the Senior Vice President & CFO of the U.S Business Unit beginning in January 2019. Prior to her most recent roles at Shire and Takeda, Ms. Tupper served as the Director of Finance & Administration at Waypoint Capital Services and Gurnet Point Capital, a life sciences investment firm formed by a family office. From June 2006 until December 2013, Ms. Tupper held various roles of increasing responsibility at Shire, including Finance Director, U.S. Commercial Operations from January 2009 until March 2013 and Senior Finance Director, Global Research & Development from March 2013 until December 2013. Colleen holds a bachelor of science degree in accounting from Franklin Pierce University.

In connection with her employment with the Company as Executive Vice President and Chief Financial Officer, Ms. Tupper will receive an annual base salary of $435,000. Ms. Tupper will also be eligible for an annual cash bonus, with an annual incentive target of 50% of her then current annual base salary. In addition, the Compensation Committee of the Company’s Board of Directors also approved the grant, effective as of May 24, 2021 (the “Grant Date”), of 42,000 restricted stock units (the “RSUs”) and 18,000 performance share units (the “PSUs”). The RSUs will vest 25% on February 10, 2022, with the balance vesting in three equal annual installments thereafter, subject to Ms. Tupper’s continued service to the Company. The PSUs will vest upon the achievement of certain performance criteria related to the relative ranking of the total stockholder return (“TSR”) and a combination of the Company’s common stock in 2021, 2022, 2023 and the cumulative three-year performance period return relative to the TSR of companies within the S&P Pharmaceutical Select Industry Index, consistent with performance share units issued to the Company’s other senior executives in 2021.

Ms. Tupper will also be eligible for all other compensation and benefit plans available to the Company’s executive officers, including severance consistent with the terms of the amended executive agreements filed with the Company’s Current Report on Form 8-K, dated December 30, 2020.

In addition, the Company will enter into an indemnification agreement with Ms. Tupper consistent with the form of the existing indemnification agreement entered into between the Company and its executive officers.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release, dated May 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegium Pharmaceutical, Inc.

By:	/s/ Paul Brannelly
Paul Brannelly
Executive Vice President and Chief Financial Officer

Dated: May 6, 2021